Exhibit 99.1

CONTACT:

Traci Mangini

Vice President, Investor Relations

investorrelations@primobrands.com

Primo Brands Reports 2025 Fourth Quarter and Full Year Results

TAMPA, FL and STAMFORD, CT – February 26, 2026 – Primo Brands Corporation (NYSE: PRMB) (“Primo Brands” or the "Company") today announced its results for the fourth quarter and full year ended December 31, 2025.

“2025 was a year of transition as we continued to integrate two companies to form a leader in healthy hydration and across the US Liquid Refreshment Beverage category, said Eric Foss, Chairman and Chief Executive Officer. "Our fourth quarter performance indicates early signs that our initiatives are resulting in an improved trajectory for the business. This speaks to the strength and resilience of our business model.

“While I am encouraged by our progress, we need to continue to focus on improving our customer experience and fully leveraging the power of our brands and our advantaged go to market system.

"Since stepping into the Chairman and CEO role in November, I am even more energized and excited about our future. The challenges are within our control. We will continue to strategically reinvest in the business to take advantage of strong category momentum and our well-positioned brand portfolio to better service and execute, setting the company up to drive sustained growth, margin expansion, free cash flow generation and long-term value for shareholders.”

FOURTH QUARTER PERFORMANCE

	For the Three Months Ended
(USD $M except %, per share amounts or unless as otherwise noted)	December 31, 2025	December 31, 2024	Change
Net sales	$1,554.1	$1,397.2	11.2%
Net loss from continuing operations	$(25.3)	$(153.9)	$128.6
Net loss per diluted share from continuing operations	$(0.07)	$(0.49)	$0.42
Adjusted net income	$94.1	$39.6	$54.5
Adjusted net income per diluted share	$0.26	$0.13	$0.13
Adjusted EBITDA	$334.1	$254.8	31.1%
Adjusted EBITDA margin %	21.5%	18.2%	330 bps

•	Net sales increased 11.2% to $1.6 billion compared to $1.4 billion primarily driven by the inclusion of net sales attributable to Primo Water for the entire 2025 period due to the merger transaction, partially offset by a decrease in sales attributable to the sale of the production facility in Ontario, Canada in the first quarter of 2025.

•	Gross margin was 27.7% compared to 30.8%, primarily driven by lower gross margin attributable to Primo Water due to the merger transaction and non-recurring integration costs attributable to BlueTriton Brands.

•	SG&A expenses increased 1.5% to $341.0 million compared to $335.9 million, primarily driven by SG&A expense attributable to Primo Water due to the merger transaction, partially offset by nonrecurring management fees incurred in the prior year period.

•	Net loss from continuing operations and net loss per diluted share were $25.3 million and $0.07 per diluted share, respectively, compared to net loss from continuing operations and net loss per diluted share of $153.9 million and $0.49, respectively.

•	Adjusted EBITDA increased 31.1% to $334.1 million compared to $254.8 million and Adjusted EBITDA margin increased 330 bps to 21.5%, compared to 18.2%.

•	Net cash provided by operating activities from continuing operations of $203.1 million, less $160.6 million of capital expenditures and additions to intangible assets, resulted in $42.5 million of free cash flow, or $214.8 million of Adjusted Free Cash Flow (adjusting for the items set forth on Exhibit 5), compared to net cash provided by operating activities from continuing operations of $93.7 million and Adjusted Free Cash Flow of $171.8 million in the prior year period.

FISCAL YEAR PERFORMANCE

	For the Fiscal Year Ended
(USD $M except %, per share amounts or unless as otherwise noted)	December 31, 2025	December 31, 2024	Y/Y Change
Net sales	$6,664.0	$5,152.5	29.3%
Net income (loss) from continuing operations	$80.4	$(12.6)	$93.0
Net income (loss) per diluted share from continuing operations	$0.21	$(0.05)	$0.26
Adjusted net income	$498.1	$245.0	$253.1
Adjusted net income per diluted share	$1.33	$1.01	$0.32
Adjusted EBITDA	$1,446.8	$994.6	45.5%
Adjusted EBITDA margin %	21.7%	19.3%	240 bps

•	Net sales increased 29.3% to $6.7 billion compared to $5.2 billion primarily driven by net sales attributable to Primo Water due to the merger transaction, partially offset by a decrease in sales attributable to the sale of the production facility in Ontario, Canada in the first quarter of 2025.

•	Gross margin was 30.3% compared to 31.5%, primarily driven by lower gross margin attributable to Primo Water due to the merger transaction and non-recurring integration costs attributable to BlueTriton Brands.

•	SG&A expenses increased 32.3% to $1.4 billion compared to $1.1 billion, primarily driven by SG&A expenses attributable to Primo Water due to the merger transaction, partially offset by nonrecurring management fees incurred in the prior year period.

•	Net income from continuing operations and net income per diluted share were $80.4 million and $0.21 per diluted share, respectively, compared to net loss from continuing operations and net loss per diluted share of $12.6 million and $0.05, respectively.

•	Adjusted EBITDA increased 45.5% to $1,446.8 million compared to $994.6 million and Adjusted EBITDA margin increased 240 bps to 21.7%, compared to 19.3%.

FISCAL YEAR CASH FLOW & LIQUIDITY

•	Net cash provided by operating activities from continuing operations of $680.3 million, less $434.4 million of capital expenditures and additions to intangible assets, resulted in $245.9 million of free cash flow, or $750.3 million of Adjusted Free Cash Flow (adjusting for the items set forth on Exhibit 5), compared to net cash provided by operating activities from continuing operations of $463.8 million and Adjusted Free Cash Flow of $456.2 million in the prior year period.

•	Total debt, excluding unamortized debt costs and discounts, as of December 31, 2025 was $5.2 billion and unrestricted cash and cash equivalents totaled $376.7 million, resulting in net debt of $4.9 billion and a net debt to underlying EBITDA ratio of 3.37x.

•	We paid cash dividends of $151.3 million for the year ended December 31, 2025.

•	We paid approximately $192.9 million, including brokerage commissions, for share repurchases under our share repurchase plan during the year ended December 31, 2025, respectively.

EARNINGS CONFERENCE CALL

Primo Brands will host a conference call to discuss these results on Thursday, February 26, 2026 at 8:00 a.m. Eastern Time. The company’s supplemental earnings presentation is now available on the Events & Presentation section of Primo Brand’s investor relations website at ir.primobrands.com. Access to a live listen-only audio webcast, as well as a replay, will be available on the company's investor relations website. Details to access the earnings call and webcast are below.

North America: (888) 510-2154

International: (437) 900-0527

Conference ID: 21804

Webcast Link: https://app.webinar.net/GDanBKJlJyP

A slide presentation and live audio webcast will be available through Primo Brands' website at ir.primobrands.com. The Company’s full year 2026 Organic Net Sales, Adjusted EBITDA, and Adjusted Free Cash Flow guidance are available in the slide presentation and are expected to be discussed on the webcast.

Replay Information:

The earnings conference call will be recorded and archived for playback on the investor relations section of Primo Brands' website following the event.

ABOUT PRIMO BRANDS CORPORATION

Primo Brands is a leading North American branded beverage company focused on healthy hydration, delivering responsibly sourced diversified offerings across products, formats, channels, price points, and consumer occasions, distributed in every U.S. state and Canada. Primo Brands has a comprehensive portfolio of highly recognizable and conveniently packaged branded water and beverages that reach consumers whenever, wherever, and however they hydrate through distribution across retail outlets, away from home such as hotels and hospitals, and hospitality and food service accounts, as well as direct delivery to homes and businesses. These brands include established “billion-dollar brands” Poland Spring® and Pure Life®, premium brands like Saratoga® and The Mountain Valley®, leading regional spring water offerings such as Arrowhead®, Deer Park®, Ice Mountain®, Ozarka®, and Zephyrhills®, purified water brands including Primo Water® and Sparkletts®, and flavored and enhanced beverages like Splash Refresher™ and AC+ION®. Primo Brands also has an industry-leading line-up of innovative water dispensers, which create consumer connectivity through recurring water purchases. Primo Brands operates a vertically integrated coast-to-coast network that distributes its brands to more than 200,000 retail outlets, as well as directly reaching customers and consumers through its Direct Delivery, Exchange and Refill offerings. Through Direct Delivery, Primo Brands delivers responsibly sourced hydration solutions direct to home and business customers. Through its Exchange business, consumers can visit approximately 26,500 retail locations and purchase a pre-filled, multi-use bottle of water that can be exchanged after use for a discount on the next purchase. Through its Refill business, consumers have the option to refill empty multi-use bottles at over 23,500 self-service refill stations. Primo Brands also offers water filtration units for home and business customers across North America. Primo Brands is a leader in reusable beverage packaging, helping to reduce waste through its multi-serve bottles and innovative brand packaging portfolio, which includes recycled plastic, aluminum, and glass. Primo Brands has a portfolio of over 80 springs and actively manages water resources to help assure a steady supply of quality, safe drinking water today and in the future. Primo Brands also helps conserve over 28,000 acres of land across the U.S. and Canada. Primo Brands is proud to partner with the International Bottled Water Association ("IBWA") in North America, which supports strict adherence to safety, quality, sanitation, and regulatory standards for the benefit of consumer protection. Primo Brands is committed to supporting the communities it serves, investing in local and national programs and delivering hydration solutions following natural disasters and other local community challenges. Primo Brands employs more than 12,000 associates with dual headquarters in Tampa, Florida, and Stamford, Connecticut. For more information, please visit www.primobrands.com.

Basis of Presentation

As a result of the timing of the consummation of the business combination of Primo Water Corporation (“Primo Water”) and Triton Water Parent, Inc. (“BlueTriton Brands”), to form Primo Brands Corporation on November 8, 2024, the Company’s GAAP consolidated financial information presented herein (a) for the three months and fiscal year ended December 31, 2024,reflects BlueTriton Brands’ results through November 8, 2024 and Primo Brands' results (inclusive of both BlueTriton Brands and Primo Water) from November 9, 2024 to December 31, 2024 and (b) for the three months and fiscal year ended December 31, 2025, reflects Primo Brands results.

Non-GAAP Measures

To supplement its reporting of financial measures determined in accordance with generally accepted accounting principles in the United States ("GAAP"), Primo Brands utilizes certain non-GAAP financial measures. Primo Brands utilizes Adjusted net income (loss), Adjusted net income (loss) per diluted share, Adjusted EBITDA and Adjusted EBITDA margin to separate the impact of certain items as listed in the below reconciliations from the underlying business. Because Primo Brands uses these adjusted financial results in the management of its business, management believes this supplemental information is useful to investors for their independent evaluation and understanding of Primo Brands' underlying business performance and the performance of its management. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by Net Sales. Additionally, Primo Brands supplements its reporting of net cash provided by (used in) operating activities from continuing operations determined in accordance with GAAP by excluding additions to property, plant and equipment and additions to intangible assets to present Free Cash Flow, and by excluding the additional items identified on the exhibits hereto to present Adjusted Free Cash Flow. Primo Brands also presents net debt, defined as total debt minus unrestricted cash and cash equivalents, as well as its net debt to adjusted EBITDA ratio. Management believes Free Cash Flow, Adjusted Free Cash Flow, net debt and net debt to Adjusted EBITDA ratio provide useful information to investors in assessing our performance, comparing Primo Brands' performance to the performance of the Company’s peer group and assessing the Company’s ability to service debt and finance strategic opportunities, which include investing in Primo Brands' business, making strategic acquisitions, paying dividends, and strengthening the balance sheet.

The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Primo Brands' financial statements prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP. Also, other companies might calculate these measures differently. Investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures included in this press release and the accompanying tables. In addition, the non-GAAP financial measures included in this earnings announcement reflect management's judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

Safe Harbor Statements

This press release contains forward-looking statements and forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management’s expectations as to the future based on plans, estimates and projections at the time Primo Brands makes the statements. Forward-looking statements involve inherent risks and uncertainties and Primo Brands cautions you that several important factors could cause actual results to differ materially from those contained in any such forward-looking statement. You can identify forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “aim,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “predict,” “project,” “seek,” “potential,” “opportunities,” and other similar expressions and the negatives of such expressions. However, not all forward-looking statements contain these words. The forward-looking statements contained in this press release include, but are not limited to, statements regarding future financial and operating trends and results (including Primo Brands' 2026 outlook and resiliency in 2026 and beyond), anticipated synergies and other benefits from the business combination of BlueTriton and Primo Water, the future optimization of headcount, execution of the Company’s strategy and Primo Brands' competitive position. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Management believes these assumptions to be reasonable, but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this press release include, among others: our ability to manage our expanded operations following the business combination; we face significant competition in the segment in which we operate; our success depends, in part, on our intellectual property; we may not be able to consummate acquisitions, or acquisitions may be difficult to integrate, and we may not realize the expected benefits; our business is dependent on our ability to maintain access to our water sources; our ability to respond successfully to consumer trends related to our products; the loss or reduction in sales to any significant customer; our packaging supplies and other costs are subject to price increases; risks related to our common stock; the affiliates of One Rock Capital Partners, LLC own a significant amount of the voting power of the Company, and their interests may conflict with or differ from the interests of other stockholders; legislative and executive action risks; risks related to sustainability matters; costs to comply with developing laws and regulations, including those surrounding the production and use of plastics, as well as related litigation relating to plastics pollution; our products may not meet health and safety standards or could become contaminated, and we could be liable for injury, illness, or death caused by consumption of our products; risks related to litigation or legal proceedings; risks related to loss of controlled company status; risks related to uncertainties regarding the interpretation of tax laws and regulations; and risks associated with our substantial indebtedness.

The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Primo Brands' Annual Report on Form 10-K and its quarterly reports on Form 10-Q, as well as other filings with the securities commissions. Primo Brands does not undertake to update or revise any of these statements considering new information or future events, except as expressly required by applicable law.

Website: ir.primobrands.com

PRIMO BRANDS CORPORATION				EXHIBIT 1
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions of U.S. dollars, except share and per share amounts)
Unaudited

	For the Three Months Ended December 31,		For the Fiscal Year Ended December 31,
	2025	2024	2025	2024
Net sales	$1,554.1	$1,397.2	$6,664.0	$5,152.5
Cost of sales	1,124.0	967.1	4,643.8	3,530.9
Gross profit	430.1	430.1	2,020.2	1,621.6
Selling, general and administrative expenses	341.0	335.9	1,390.4	1,050.6
Acquisition, integration and restructuring expenses	33.8	175.1	167.5	204.1
Intangible asset impairment	35.6	—	35.6	—
Other operating expense (income), net	1.7	0.1	(3.7)	6.6
Operating income (loss)	18.0	(81.0)	430.4	360.3
Other income, net	(40.3)	—	(59.7)	—
Loss on modification and extinguishment of debt	—	—	18.6	—
Interest and financing expense, net	79.4	87.8	326.5	339.6
(Loss) income from continuing operations before income taxes	(21.1)	(168.8)	145.0	20.7
Provision for (benefit from) income taxes	4.2	(14.9)	64.6	33.3
Net (loss) income from continuing operations	$(25.3)	$(153.9)	$80.4	$(12.6)
Net income (loss) from discontinued operations, net of tax	12.3	(3.8)	(20.3)	(3.8)
Net (loss) income	$(13.0)	$(157.7)	$60.1	$(16.4)

Net (loss) income per common share
Basic:
Continuing operations	$(0.07)	$(0.49)	$0.21	$(0.05)
Discontinued operations	$0.03	$(0.01)	$(0.05)	$(0.02)
Net (loss) income per common share	$(0.04)	$(0.50)	$0.16	$(0.07)
Diluted:
Continuing operations	$(0.07)	$(0.49)	$0.21	$(0.05)
Discontinued operations	$0.03	$(0.01)	$(0.05)	$(0.02)
Net (loss) income per common share	$(0.04)	$(0.50)	$0.16	$(0.07)

Weighted-average shares of common stock outstanding (in thousands)
Basic	367,824	312,891	373,512	242,315
Diluted	367,824	312,891	374,869	242,315

PRIMO BRANDS CORPORATION		EXHIBIT 2
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions of U.S. dollars, except share amounts)
Unaudited

	December 31, 2025	December 31, 2024
ASSETS
Current Assets:
Cash, cash equivalents and restricted cash	$376.9	$614.4
Trade receivables, net of allowance for expected credit losses of $20.5 and $4.7 as of December 31, 2025 and December 31, 2024, respectively	431.8	444.0
Inventories	223.5	208.4
Prepaid expenses and other current assets	148.9	150.4
Current assets held for sale	36.7	111.8
Total current assets	1,217.8	1,529.0
Property, plant and equipment, net	2,185.5	2,083.9
Operating lease right-of-use-assets, net	539.3	628.7
Goodwill	3,581.9	3,572.2
Intangible assets, net	2,992.7	3,191.7
Other non-current assets	85.6	70.1
Non-current assets held for sale	—	118.9
Total assets	$10,602.8	$11,194.5
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current portion of long-term debt	$73.3	$64.5
Trade payables	518.9	471.6
Accruals and other current liabilities	597.6	697.7
Current portion of operating lease obligations	92.9	95.5
Current liabilities held for sale	—	82.2
Total current liabilities	1,282.7	1,411.5
Long-term debt, less current portion	5,084.6	4,963.6
Operating lease obligations, less current portion	474.4	555.6
Deferred income taxes	691.5	738.7
Other non-current liabilities	77.0	49.8
Non-current liabilities held for sale	—	31.1
Total liabilities	$7,610.2	$7,750.3
Stockholders' Equity:
Common stock, $0.01 par value, 900,000,000 shares authorized, 363,940,940 shares and 379,792,996 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	$3.7	$3.8
Additional paid-in capital	5,017.3	4,971.3
Accumulated deficit	(2,014.5)	(1,513.7)
Accumulated other comprehensive loss	(13.9)	(17.2)
Total stockholders' equity	2,992.6	3,444.2
Total liabilities and stockholders' equity	$10,602.8	$11,194.5

PRIMO BRANDS CORPORATION				EXHIBIT 3
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions of U.S. dollars)
Unaudited
	For the Three Months Ended December 31,		For the Fiscal Year Ended December 31,
	2025	2024	2025	2024

Cash flows from operating activities of continuing operations:
Net (loss) income	$(13.0)	$(157.7)	$60.1	$(16.4)
Less: Net income (loss) from discontinued operations, net of income taxes	12.3	(3.8)	(20.3)	(3.8)
Net (loss) income from continuing operations	$(25.3)	$(153.9)	$80.4	$(12.6)
Adjustments to reconcile net income (loss) from continuing operations to cash flows from operating activities of continuing operations:
Depreciation and amortization	173.2	106.0	610.2	333.3
Amortization of debt discount and issuance costs	7.9	5.9	29.8	18.4
Stock-based compensation costs	13.1	7.8	49.9	8.7
Restructuring charges	(2.9)	22.0	3.1	22.0
Inventory obsolescence expense	2.8	3.6	14.6	16.9
Charge for expected credit losses	15.8	6.0	45.9	12.6
Deferred income taxes	(51.9)	(34.5)	(46.2)	(78.1)
Intangible asset impairment	35.6	—	35.6	—
Proceeds from insurance settlements	(27.3)	—	(47.3)	—
Other non-cash items	18.1	3.7	18.5	16.1
Changes in operating assets and liabilities, net of effects of businesses acquired:
Trade receivables	102.5	145.3	(30.9)	83.6
Inventories	6.8	31.3	(33.5)	(0.1)
Prepaid expenses and other current and non-current assets	(9.1)	(49.4)	12.2	(33.5)
Trade payables and accruals and other current and non-current liabilities	(56.2)	(0.1)	(62.0)	76.5
Net cash provided by operating activities of continuing operations	203.1	93.7	680.3	463.8
Cash flows from investing activities of continuing operations:
Purchases of property, plant and equipment	(145.8)	(53.3)	(377.4)	(150.2)
Purchases of intangible assets	(14.8)	(4.3)	(57.0)	(40.7)
Acquisitions, net of cash received	—	—	(29.0)	—
Cash acquired in the Transaction	—	665.9	—	665.9
Proceeds from sale of other assets	—	—	56.9	—
Purchases of investments	—	(10.0)	—	(10.0)
Proceeds from insurance settlements	27.3	—	47.3	—
Other investing activities	13.3	0.7	21.3	3.6
Net cash (used in) provided by investing activities of continuing operations	(120.0)	599.0	(337.9)	468.6
Cash flows from financing activities of continuing operations:
Proceeds from 2024 Incremental Term Loan, net of discount	—	—	—	392.0
Proceeds from borrowings from ABL Credit Facility	—	—	—	25.0

Repayment of borrowings from ABL Credit Facility	—	—	—	(115.0)
Repayment of Term Loans	(7.8)	(8.0)	(31.0)	(32.0)
Proceeds from borrowings of other debt	—	0.9	—	8.3
Principal repayment of other debt	(1.3)	(0.8)	(5.4)	(3.5)
Principal payment of finance leases	(9.8)	(3.6)	(34.5)	(8.2)
Financing fees	(0.3)	—	(8.0)	(5.1)
Issuance of common stock	3.0	1.9	10.7	1.9
Common stock repurchased and cancelled	(124.7)	(10.4)	(421.5)	(10.4)
Dividends paid to common stockholders	(38.1)	(35.7)	(151.3)	(35.7)
Dividends paid to Primo Water stockholders	—	(131.5)	—	(131.5)
Dividends paid to Sponsor Stockholder	—	(65.9)	—	(448.6)
Other financing activities	10.0	(0.1)	9.0	(0.1)
Net cash used in financing activities of continuing operations	(169.0)	(253.2)	(632.0)	(362.9)
Cash flows from discontinued operations:
Net cash (used in) provided by operating activities from discontinued operations	(1.7)	3.4	7.1	3.4
Net cash provided by investing activities from discontinued operations	40.6	5.8	38.8	5.8
Net cash used in financing activities from discontinued operations	(0.3)	(3.5)	(2.2)	(3.5)
Net cash provided by discontinuing operations	38.6	5.7	43.7	5.7
Effect of exchange rates on cash, cash equivalents and restricted cash	0.6	(1.2)	2.1	(1.5)
Net (decrease) increase in cash, cash equivalents and restricted cash	(46.7)	444.0	(243.8)	573.7
Cash and cash equivalents and restricted cash, beginning of period	423.6	176.7	620.7	47.0
Cash and cash equivalents and restricted cash, end of period	$376.9	$620.7	$376.9	$620.7
Cash and cash equivalents and restricted cash of discontinued operations, end of period	—	6.3	—	6.3
Cash and cash equivalents and restricted cash of continuing operations, end of period	$376.9	$614.4	$376.9	$614.4

PRIMO BRANDS CORPORATION				EXHIBIT 4
SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION
(EBITDA)
(in millions of U.S. dollars, except percentage amounts)
Unaudited

	For the Three Months Ended December 31,		For the Fiscal Year Ended December 31,
	2025	2024	2025	2024

Net (loss) income from continuing operations	$(25.3)	$(153.9)	$80.4	$(12.6)
Interest and financing expense, net	79.4	87.8	326.5	339.6
Provision for (benefit from) income taxes	4.2	(14.9)	64.6	33.3
Depreciation and amortization	173.2	106.0	610.2	333.3
EBITDA	$231.5	$25.0	$1,081.7	$693.6

Acquisition, integration and restructuring expenses (a) [1]	71.0	175.1	271.8	204.1
Stock-based compensation costs (b)	13.1	7.4	49.9	8.3
Impairment charges ( c)	35.6	—	35.6	—
Unrealized loss on foreign exchange and commodity forwards, net (d)	2.7	0.3	4.4	6.4
Loss on disposal of property plant and equipment, net (e)	9.0	1.6	17.4	5.4
Loss on modification and extinguishment of debt (f)	—	—	18.6	—
Management fees (g)	—	34.8	—	53.4
Purchase accounting adjustments (h)	—	4.8	1.2	4.8
Proceeds from insurance settlements (i)	(27.3)	—	(47.3)	—
Other adjustments, net (j)	(1.5)	5.8	13.5	18.6
Adjusted EBITDA	$334.1	$254.8	$1,446.8	$994.6

Net sales	$1,554.1	$1,397.2	$6,664.0	$5,152.5
Adjusted EBITDA margin %	21.5%	18.2%	21.7%	19.3%

		For the Three Months Ended December 31,		For the Fiscal Year Ended December 31,
	Location in Consolidated Statements of Operations	2025	2024	2025	2024
		(Unaudited)
(a) Acquisition, integration and restructuring expenses [1]	Acquisition, integration and restructuring expenses	$33.8	$175.1	$167.5	$204.1
	Cost of sales	37.2	—	104.3	—
(b) Stock-based compensation costs	Selling, general and administrative expenses	13.1	7.4	49.9	8.3
(c ) Impairment charges	Intangible asset impairment	35.6	—	35.6	—
(d) Unrealized loss on foreign exchange and commodity forwards, net	Other income, net	1.6	0.3	8.1	6.4
	Other operating (income) expense, net	1.1	—	(3.7)	—
(e) Loss on disposal of property plant and equipment, net	Cost of sales	9.8	1.6	19.1	5.4
	Selling, general and administrative expenses	(0.8)	—	(1.7)	—
(f) Loss on modification and extinguishment of debt	Loss on modification and extinguishment of debt	—	—	18.6	—
(g) Management fees	Selling, general and administrative expenses	—	34.8	—	53.4
(h) Purchase accounting adjustments	Cost of sales	—	6.0	1.2	6.0
	Selling, general and administrative expenses	—	(1.2)	—	(1.2)
(i) Proceeds from insurance settlements	Other income, net	(27.3)	—	(47.3)	—
(j) Other adjustments, net	Other income, net	—	0.3	(6.2)	0.3
	Cost of sales	(4.9)	—	1.2	—
	Selling, general and administrative expenses	3.4	5.5	18.5	18.3

1 Amounts include labor related costs.

PRIMO BRANDS CORPORATION		EXHIBIT 5
SUPPLEMENTARY INFORMATION - NON-GAAP - FREE CASH FLOW AND ADJUSTED FREE CASH FLOW
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended December 31,
	2025	2024

Net cash provided by operating activities of continuing operations	$203.1	$93.7
Less: Additions of property, plant and equipment	(145.8)	(53.3)
Less: Additions of intangible assets	(14.8)	(4.3)
Free cash flow	$42.5	$36.1

Acquisition, integration and restructuring cash costs	91.3	104.2
Integration capital expenditures	67.0	0.1
Natural disaster related capital expenditures	14.0	—
Management fees	—	31.4
Adjusted free cash flow	$214.8	$171.8

	For the Fiscal Year Ended December 31,
	2025	2024

Net cash provided by operating activities of continuing operations	$680.3	$463.8
Less: Additions to property, plant and equipment	(377.4)	(150.2)
Less: Additions to intangible assets	(57.0)	(40.7)
Free cash flow	$245.9	$272.9

Acquisition, integration and restructuring cash costs	297.5	133.2
Integration capital expenditures	151.5	0.1
Natural disaster related capital expenditures	37.0	—
Management fees	—	50.0
Debt restructuring costs	18.2	—
Tariffs refunds related to property, plant and equipment	0.2	—
Adjusted free cash flow	$750.3	$456.2

PRIMO BRANDS CORPORATION				EXHIBIT 6
SUPPLEMENTARY INFORMATION-NON-GAAP-ADJUSTED NET INCOME AND ADJUSTED EPS
(in millions of U.S. dollars, except share amounts)
Unaudited
	For the Three Months Ended December 31,		For the Fiscal Year Ended December 31,
	2025	2024	2025	2024
Net (loss) income from continuing operations	$(25.3)	$(153.9)	$80.4	$(12.6)

Adjustments:
Amortization expense of customer lists and definite-lived trade names	54.0	14.9	178.7	29.1
Acquisition, integration and restructuring expenses	71.0	175.1	271.8	204.1
Stock-based compensation costs	13.1	7.4	49.9	8.3
Intangible asset impairment	35.6	—	35.6	—
Unrealized loss on foreign exchange and commodity forwards, net	2.7	0.3	4.4	6.4
Loss on modification and extinguishment of debt	—	—	18.6	—
Management fees	—	34.8	—	53.4
Purchase accounting adjustments	—	4.8	1.2	4.8
Proceeds from insurance settlements	(27.3)	—	(47.3)	—
Other adjustments, net	(1.5)	5.8	13.5	18.6
Tax impact of adjustments[1]	(28.2)	(49.6)	(108.7)	(67.1)
Adjusted net income	$94.1	$39.6	$498.1	$245.0

Earnings Per Share (as reported)
Net (loss) income from continuing operations	$(25.3)	$(153.9)	$80.4	$(12.6)

Basic EPS	$(0.07)	$(0.49)	$0.21	$(0.05)
Diluted EPS	$(0.07)	$(0.49)	$0.21	$(0.05)

Weighted average shares of common stock outstanding (in thousands)
Basic	367,824	312,891	373,512	242,315
Diluted	367,824	312,891	374,869	242,315

Adjusted Earnings Per Share (Non-GAAP)
Adjusted net income from continuing operations (Non-GAAP)	$94.1	$39.6	$498.1	$245.0
Adjusted diluted EPS (Non-GAAP)	$0.26	$0.13	$1.33	$1.01

Weighted average shares of common stock outstanding (in thousands)
Basic	367,824	312,891	373,512	242,315
Diluted weighted average common shares outstanding (in thousands) (Non-GAAP)2	368,808	314,589	374,869	242,742

1 The tax effect for adjusted net income is based upon an analysis of the statutory tax treatment and the applicable tax rate for the jurisdiction in which the pre-tax adjusting items incurred and for which realization of the resulting tax benefit (if any) is expected. A reduced or 0% tax rate is applied to jurisdictions where we do not expect to realize a tax benefit due to a history of operating losses or other factors resulting in a valuation allowance related to deferred tax assets.

2 Includes the impact of dilutive securities of 984 and 1,698 for the three months ended December 31, 2025 and December 31, 2024, respectively, and 427 for the year ended December 31, 2024, respectively. These dilutive securities were excluded from GAAP diluted weighted average common shares outstanding due to net loss from continuing operations reported in those periods.

PRIMO BRANDS CORPORATION	EXHIBIT 7
SUPPLEMENTARY INFORMATION- NET LEVERAGE RATIO
(in millions of U.S. dollars, except financial ratios)
Unaudited

	FY 2025

Adjusted EBITDA	$1,446.8

Total debt	$5,157.9
Unamortized debt costs and discounts	91.2
Total debt, excluding unamortized debt costs and discounts	$5,249.1
Unrestricted cash [1]	376.7
Net debt	$4,872.4

Net leverage ratio [2]	3.37	x

1 Unrestricted cash defined as cash and cash equivalents as of December 31, 2025 of $376.9 million less restricted cash of $0.2 million.
2 Net leverage ratio defined as total principal indebtedness, excluding unamortized debt costs and unamortized discount, less unrestricted cash ("net debt") divided by Adjusted EBITDA.